Filed Pursuant to Rule 424(b)(3)
                                            Registration Statement No. 333-10726


                          PROSPECTUS SUPPLEMENT NO. 24
                      (To Prospectus Dated August 30, 1999)

                                 $1,643,546,000

                          Elan Finance Corporation Ltd.
                     Liquid Yield Option(TM) Notes Due 2018
                          (Zero Coupon - Subordinated)
                 Exchangeable for American Depositary Shares of
                              Elan Corporation, plc




     This Prospectus Supplement supplements information contained in that certain Prospectus dated August 30, 1999, as amended or supplemented, relating to the potential sale from time to time by the Selling Securityholders of up to $1,643,546,000 aggregate principal amount at maturity of Liquid Yield Option Notes due 2018 of Elan Finance Corporation Ltd., a Bermuda corporation, issued in a private transaction on December 14, 1999, and Ordinary Shares, par value 5 Euro cents each, of Elan Corporation, plc, an Irish public limited company, issuable upon exchange of the Notes, each Ordinary Share being represented by one American Depositary Share, evidenced by one American Depositary Receipt. Elan has fully and unconditionally guaranteed the LYONs on a subordinated basis. The Notes are being offered for the account of the holders thereof or by their transferees, pledgees, donees or successors. This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements thereto. Capitalized terms used herein but not defined have the meanings assigned to such terms in the Prospectus.

     The information contained in the table set forth in the Prospectus under the caption "Selling Securityholders" shall be deleted and replaced in its entirety with the information set forth below with respect to the Selling Securityholders, the respective principal amount at maturity of Notes owned by the Selling Securityholders, and the respective principal amount of Notes offered by the Selling Securityholders hereby. Unless otherwise indicated, none of the Selling Securityholders has, or within the past three years has had, any position, office or other material relationship with Elan Finance, Elan Corporation or any of their respective affiliates. Because the Selling Securityholders may offer all or some portion of their LYONs or the american depositary shares issued upon exchange of their LYONs, pursuant to this Prospectus Supplement, no estimate can be given as to the amount of the LYONs or the american depositary shares issued upon exchange of the LYONs that will be held by the Selling Securityholders upon termination of any sales. In addition, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their LYONs, or the american depositary shares issued upon exchange of their LYONs, since the date on which they provided the information regarding their LYONs, in transactions exempt from the registration requirements of the Securities Act.

     Unless otherwise indicated, each Selling Securityholder is offering all LYONs beneficially owned by them pursuant to this Prospectus Supplement. No securityholder may offer their LYONs, or the american depositary shares issued upon exchange of their LYONs, pursuant to this Prospectus Supplement until the securityholder is named as a Selling Securityholder in this Prospectus Supplement or in another supplement to the Prospectus.



------------------------------------------------------------------------------------------------------------------------
Name                                      Principal amount at     Percentage of    American depositary    Percent of
                                          maturity of LYONs       LYONs            shares that may be     American
                                          beneficially owned and  outstanding      offered hereby (1)     depositary
                                          that may be offered                                             shares
                                          hereby                                                          outstanding
                                                                                                          (2)
------------------------------------------------------------------------------------------------------------------------
AAM/ Zazove International Convertible           $       10,000              *                    138            *
Fund, L.P.
------------------------------------------------------------------------------------------------------------------------
AIG/ National Union Fire Insurance              $    1,075,000              *                 14,781            *
------------------------------------------------------------------------------------------------------------------------
Allied Irish Banks, p.l.c.                      $   10,000,000              *                137,500            *
------------------------------------------------------------------------------------------------------------------------
Argent Classic Convertible Arbitrage            $    2,600,000              *                 35,750            *
Fund (Bermuda) L.P.
------------------------------------------------------------------------------------------------------------------------
Bancroft Convertible Fund, Inc.                 $      500,000              *                  6,875            *
------------------------------------------------------------------------------------------------------------------------
Bank Julius Baer & Co. Ltd.                     $    3,540,000              *                 48,675            *
------------------------------------------------------------------------------------------------------------------------
Bank of America Securities LLC (3)              $    7,780,000              *                106,975            *
------------------------------------------------------------------------------------------------------------------------
Bank of Montreal US Corp. Sec.                  $   58,000,000              4.38%            797,500            *
------------------------------------------------------------------------------------------------------------------------
Bank von Ernst & Cie. AG                        $       30,000              *                    413            *
------------------------------------------------------------------------------------------------------------------------
Banque NSMD                                     $      300,000              *                  4,125            *
------------------------------------------------------------------------------------------------------------------------
Basler KantonalBank Basel Switzerland           $    1,660,000              *                 22,825            *
------------------------------------------------------------------------------------------------------------------------
BFG Convertible                                 $      800,000              *                 11,000            *
------------------------------------------------------------------------------------------------------------------------
Black Diamond Offshore, Ltd.                    $      326,000              *                  4,483            *
------------------------------------------------------------------------------------------------------------------------
CGCM Market Neutral Fund                        $      280,000              *                  3,850            *
------------------------------------------------------------------------------------------------------------------------
CGU Asset Management                            $    2,800,000              *                 38,500
------------------------------------------------------------------------------------------------------------------------
Calamos Market Neutral Fund                     $      125,000              *                  1,719            *
------------------------------------------------------------------------------------------------------------------------
California Public Employees Retirement          $   14,000,000              1.05%            192,500            *
System
------------------------------------------------------------------------------------------------------------------------
Champion International Corporation              $    3,380,000              *                 46,475            *
Master Retirement Trust
------------------------------------------------------------------------------------------------------------------------
Commercial Union Life Insurance Co. of          $      400,000              *                  5,500            *
America
------------------------------------------------------------------------------------------------------------------------
Conseco Health Insurance Company -              $    1,000,000              *                 13,750            *
Convertible
------------------------------------------------------------------------------------------------------------------------
Conseco Senior Health Company -                 $    1,000,000              *                 13,750            *
Convertible
------------------------------------------------------------------------------------------------------------------------
Credit Suisse Bond Fund Convertibles            $    2,000,000              *                 27,500            *
------------------------------------------------------------------------------------------------------------------------
Credit Suisse First Boston Corporation          $    1,328,000              *                 18,260            *
------------------------------------------------------------------------------------------------------------------------
CRT Capital Group LLC                           $    1,135,000                                15,606
------------------------------------------------------------------------------------------------------------------------
Deephaven Domestic Convertible Trading          $    7,000,000              *                 96,250            *
Ltd.
------------------------------------------------------------------------------------------------------------------------
Delta Air Lines Master Trust                    $      925,000              *                 12,719            *
------------------------------------------------------------------------------------------------------------------------
Delta Air Lines Master Trust -                  $       75,000              *                  1,031            *
International
------------------------------------------------------------------------------------------------------------------------
Deutsche Bank Securities Inc.                   $   24,219,000              1.83%            333,011            *
------------------------------------------------------------------------------------------------------------------------
Donaldson Lufkin & Jenrette Sec. Corp.          $      976,000              *                 13,420            *
------------------------------------------------------------------------------------------------------------------------
Double Black Diamond Offshore, LDC              $      674,000              *                  9,268            *
------------------------------------------------------------------------------------------------------------------------
Ellsworth Convertible Growth & Income           $      500,000              *                  6,875            *
Fund, Inc.
------------------------------------------------------------------------------------------------------------------------

                                      -3-


------------------------------------------------------------------------------------------------------------------------
Name                                      Principal amount at     Percentage of    American depositary    Percent of
                                          maturity of LYONs       LYONs            shares that may be     American
                                          beneficially owned and  outstanding      offered hereby (1)     depositary
                                          that may be offered                                             shares
                                          hereby                                                          outstanding
                                                                                                          (2)
------------------------------------------------------------------------------------------------------------------------
Employee Benefit Convertible Securities         $       60,000              *                    825            *
Fund
------------------------------------------------------------------------------------------------------------------------
Farmers Home Mutual Insurance Company           $      110,000              *                  1,513            *
------------------------------------------------------------------------------------------------------------------------
Fidelity Financial Trust:  Fidelity             $    3,700,000              *                 50,875            *
Convertible Securities Fund (4)
------------------------------------------------------------------------------------------------------------------------
Fidelity Mgmt. Trust Company on behalf          $      150,000              *                  2,063            *
of accounts managed by it (5)
------------------------------------------------------------------------------------------------------------------------
Free State Health Plan Inc.                     $      100,000              *                  1,375            *
------------------------------------------------------------------------------------------------------------------------
Goldman Sachs and Company                       $    6,230,000              *                 85,663            *
------------------------------------------------------------------------------------------------------------------------
Highbridge Capital Corporation                  $    4,925,000              *                 67,719            *
------------------------------------------------------------------------------------------------------------------------
Island Holdings, Inc.                           $       20,000              *                    275            *
------------------------------------------------------------------------------------------------------------------------
J.P. Morgan Securities Inc.                     $    5,595,000              *                 76,931            *
------------------------------------------------------------------------------------------------------------------------
Julius Baer Securities                          $    1,450,000              *                 19,938            *
------------------------------------------------------------------------------------------------------------------------
Lion Convertible Euro                           $    4,200,000              *                 57,750            *
------------------------------------------------------------------------------------------------------------------------
Lutheran Brotherhood                            $    2,200,000              *                 30,250            *
------------------------------------------------------------------------------------------------------------------------
Mainstay Convertible Fund                       $    2,000,000              *                 27,500            *
------------------------------------------------------------------------------------------------------------------------
Marquette Indemnity and Life Insurance          $       40,000              *                    550            *
Company
------------------------------------------------------------------------------------------------------------------------
Merrill Lynch International Ltd.                $   22,000,000              1.66%            302,500            *
------------------------------------------------------------------------------------------------------------------------
Merrill Lynch Pierce Fenner & Smith             $    4,222,000              *                 58,052            *
Incorporated
------------------------------------------------------------------------------------------------------------------------
MFS Series Trust I - MFS Convertible            $        2,000              *                     28            *
Securities Fund
------------------------------------------------------------------------------------------------------------------------
MFS Series Trust V - MFS Total Return           $    3,000,000              *                 41,250            *
Fund
------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Dean Witter                      $    2,845,000              *                 39,119            *
------------------------------------------------------------------------------------------------------------------------
Nations Capital Income Fund                     $    1,500,000              *                 20,625            *
------------------------------------------------------------------------------------------------------------------------
NMS Services, Inc. (6)                          $   10,400,000              *                143,000            *
------------------------------------------------------------------------------------------------------------------------
Old Guard Insurance Company                     $      100,000              *                  1,375            *
------------------------------------------------------------------------------------------------------------------------
Ozark National Life Insurance Company           $      850,000              *                 11,688            *
------------------------------------------------------------------------------------------------------------------------
PHICO Insurance Company                         $       20,000              *                    275            *
------------------------------------------------------------------------------------------------------------------------
Pell Rudman Trust Company                       $    2,275,000              *                 31,281            *
------------------------------------------------------------------------------------------------------------------------
Protective Life Insurance Company               $   40,000,000              3.02%            550,000            *
------------------------------------------------------------------------------------------------------------------------
Raytheon Company Master Pension Trust           $    5,595,000              *                 76,931            *
------------------------------------------------------------------------------------------------------------------------
Reassurance Company of Hannover                 $      200,000              *                  2,750            *
------------------------------------------------------------------------------------------------------------------------
SG Cowen                                        $    1,000,000              *                 13,750            *
------------------------------------------------------------------------------------------------------------------------

                                      -4-


------------------------------------------------------------------------------------------------------------------------
Name                                      Principal amount at     Percentage of    American depositary    Percent of
                                          maturity of LYONs       LYONs            shares that may be     American
                                          beneficially owned and  outstanding      offered hereby (1)     depositary
                                          that may be offered                                             shares
                                          hereby                                                          outstanding
                                                                                                          (2)
------------------------------------------------------------------------------------------------------------------------

SG Cowen Securities Corp.                       $    3,000,000              *                 41,250            *
------------------------------------------------------------------------------------------------------------------------
Saudi International Bank - Al-Bank Al           $    2,000,000              *                 27,500            *
Saudi Al-Alami Limited
------------------------------------------------------------------------------------------------------------------------
Slivarente                                      $    6,000,000              *                 82,500            *
------------------------------------------------------------------------------------------------------------------------
Starvest Combined Portfolio                     $      325,000              *                  4,469            *
------------------------------------------------------------------------------------------------------------------------
State Employees' Retirement Fund of             $      490,000              *                  6,738            *
State of Delaware-International
------------------------------------------------------------------------------------------------------------------------
State of Connecticut Combined Investment        $       10,000              *                    138            *
Funds
------------------------------------------------------------------------------------------------------------------------
STI Capital Management                          $   10,000,000              *                137,500            *
------------------------------------------------------------------------------------------------------------------------
The Class IC Company, Ltd.                      $    1,500,000              *                 20,625            *
------------------------------------------------------------------------------------------------------------------------
The Northwestern Mutual Life Insurance          $    5,000,000              *                 68,750            *
Company (7)
------------------------------------------------------------------------------------------------------------------------
The TCW Group, Inc.                             $      595,000              *                  8,181            *
------------------------------------------------------------------------------------------------------------------------
The Travelers Indemnity Company                 $   17,172,000              1.30%            236,115            *
------------------------------------------------------------------------------------------------------------------------
The Travelers Insurance Company                 $   25,927,000              1.96%            356,496            *
------------------------------------------------------------------------------------------------------------------------
The Travelers Life Insurance Company            $    1,301,000              *                 17,889            *
Separate Account TLAC
------------------------------------------------------------------------------------------------------------------------
The Travelers Managed Assets Trust              $      400,000              *                  5,500            *
------------------------------------------------------------------------------------------------------------------------
The Travelers Series Trust Convertible          $      600,000              *                  8,250            *
Bond Portfolio
------------------------------------------------------------------------------------------------------------------------
UBS Warburg LLC                                 $      300,000              *                  4,125            *
------------------------------------------------------------------------------------------------------------------------
Vorarlberger Landes - Versicherung VaG          $      180,000              *                  2,475            *
------------------------------------------------------------------------------------------------------------------------
Warburg Dillon Read LLC                         $   33,084,000              2.50%            454,905            *
------------------------------------------------------------------------------------------------------------------------
Westfield Insurance Company                     $    4,000,000              *                 55,000            *
------------------------------------------------------------------------------------------------------------------------



*Represents less than 1.0%.

(1) Assumes: (a) that the full amount of LYONs held by the Selling Securityholder are converted into american depositary shares at the exchange rate of 13.75 american depositary shares per $ 1,000 principal amount at maturity in effect on the date of this prospectus and (b) the offering of such american depositary shares by the Selling Securityholder pursuant to this prospectus. The exchange rate is subject to adjustment as described under "Description of the Notes--Exchange Rights." Accordingly, the number of american depositary shares issuable upon exchange of the LYONs may increase or decrease from time to time. Fractional american depositary shares will not be issued upon conversion of the LYONs. Instead, cash will be paid in lieu of fractional shares.


(2) Calculated in accordance with Rule 13d-3 under the Exchange Act based upon 350,464,537 ordinary shares of Elan Corporation outstanding as of May 21, 2003 treating as outstanding with respect to each Selling Securityholder the number of american depositary shares shown as being issuable upon the assumed exchange by such securityholder of the full amount of such securityholder's LYONs but not assuming the exchange of the LYONs of any other securityholder. With respect to the Selling Securityholders listed in the table above, we have not conducted any independent inquiry or investigation to ascertain such information and have relied exclusively on written questionnaires furnished to us by the Selling Securityholders for the express purpose of including the information set forth therein in this prospectus.

(3) Bank of America and its affiliated companies and/or individuals may, from time to time, own, have positions in, or options in Elan Finance Corporation Ltd. securities, and may also perform advisory services, and/or other credit relationships with Elan Finance Corporation Ltd.


(4) This entity is either an investment company or a portfolio of an investment company registered under Section 8 of the Investment Company Act of 1940, as amended, or a private investment account advised by Fidelity Management & Research Company ("FMR Co."). FMR Co. is a Massachusetts corporation and an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, as amended, and provides investment advisory services to each of such Fidelity entities identified above, and other registered investment companies and to certain other funds which are generally offered to a limited group of investors. FMR Co. is a wholly-owned subsidiary of FMR Corp. ("FMR"), a Massachusetts corporation.


(5) Securities indicated as owned by such entity are owned directly by various private investment accounts, primarily employee benefit plans for which Fidelity Management Trust Company ("FMTC") serves as trustee or managing agent. FMTC is a wholly-owned subsidiary of FMR and a bank as defined in
     Section 3(a)(6) of the Exchange Act.


(6) NMS Services, Inc. and its affiliated companies and/or individuals may, from time to time, own, have positions in, or options in Elan Finance Corporation Ltd. securities, and may also perform advisory services, and/or other credit relationships with Elan Finance Corporation Ltd.


(7) In the ordinary course of business, Northwestern Mutual Investment Services, LLC, Robert W. Baird & Co. Incorporated and MGIC Mortgage Securities Corporation, each of which is a broker-dealer and affiliated with The Northwestern Mutual Life Insurance Company, may, from time to time, have acquired or disposed of, or may in the future acquire or dispose of, securities of Elan Finance Corporation Ltd., Elan Corporation, plc or their affiliates, for such broker-dealers' own accounts or for the accounts of others. Other affiliates of The Northwestern Mutual Life Insurance Company may, in the ordinary course of business, effect transactions in the securities of Elan Finance Corporation Ltd., Elan Corporation, plc or their affiliates. Only security holdings of The Northwestern Mutual Life Insurance Company, Northwestern Mutual Series Fund, Inc. and Mason Street Funds, Inc. are reflected in the response to this questionnaire.



     All information in this Prospectus Supplement is as of May 27, 2003.

            The date of this Prospectus Supplement is May 27, 2003.